Metris Receivables, Inc.                                           Metris Master Trust                           Monthly Report
Certificateholder's Statement                                         Series 1996-1                                      Oct-96
Section 5.2                                        Class A          Class B         Class C         Class D         Total

(i)   Certificate Amount                       518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                  0.00             0.00            0.00                    0.00
(iii) Certificate Interest Distributed           2,784,250.00       495,833.33      251,204.58                     3,544,034.12
(iv) Principal Collections                      23,880,419.29     4,033,854.59    2,305,059.77    2,043,600.22    32,262,933.87
(v)  Finance Charge Collections                 10,155,295.85     1,715,421.59      980,240.94      869,440.33    13,720,398.71
     Recoveries                                     54,394.82         9,188.31        5,250.47        4,672.91        73,506.51
     Interest Earned on Accounts                         0.00             0.00            0.00            0.00             0.00
     Total Finance Charge Collections           10,209,690.67     1,724,609.90      985,491.41      874,113.24    13,793,905.22
     Total Collections                          34,090,109.96     5,758,464.49    3,290,551.18    2,917,713.46    46,056,839.09
(vi) Aggregate Amount of Principal Receivables                                                                 1,275,687,629.92
     Invested Amount (End of Month)            518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
     Floating Allocation Percentage               40.6055517%       6.8590459%      3.9194548%      3.4883148%      54.8723672%
     Invested Amount (Beginning of Month)      518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
     Average Daily Invested Amount                                                                               699,633,370.48
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                      83.53%       1,099,796,116.75
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)   10.32%         135,856,400.56
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)   2.35%          30,903,096.02
       90 Days and Over (60+ Days Contractually Delinquent)          3.80%          50,008,439.70
       Total Receivables                                           100.00%       1,316,564,053.03
(viii) Aggregate Investor Default Amount                                             3,945,862.47
       As a % of Average Daily Invested Amount
       (Annualized based on 366 days/year)                                                  7.37%
(ix)  Charge-Offs
      Class A                                                                                0.00
      Class B                                                                                0.00
      Class C                                                                                0.00
      Class D                                                                                0.00
      Total Charge-Offs                                                                      0.00
(x)   Servicing Fee                                                                  1,071,038.25
(xi)  Pool Factor
      Class A                                                                           1.0000000
      Class B                                                                           1.0000000
      Class C                                                                           1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                                0.00
      Class C                                                                                0.00
      Class D                                                                                0.00
(xiii) Excess Funding Account Balance                                                        0.00
       Prefunding Account Balance                                                            0.00
Average Net Portfolio Yield                                                              18.3993%
Minimum Base Rate                                                                         8.4646%
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